Exhibit 4.3




                      CONSULTING AGREEMENT



     This Agreement made as of the 20th day of  August, 2001

                            BETWEEN:

                       Advantage Link, Inc
                    (hereafter, "Consultant")
                  2375 East Tropicana Suite 757
                       Las Vegas, NV 89119

                               And

                     USA-Dealers-Auction.com
                     ( hereafter, "Company")
                        1650 Grand Avenue
                       San Marcos, Ca 92069


WHEREAS, Consultant is skilled in providing strategic business planning, and has provided these services to Company in the past;

WHEREAS, the Company desires to continue to engage Consultant to provide strategic business planning and mergers and acquisition advice and services; and

NOW THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration receipt whereof is hereby acknowledged it is agreed.

1. The Company hereby engages the Consultant and the Consultant hereby accepts this engagement on a non-exclusive basis pursuant to the terms and conditions of this Consulting Agreement.

2. Consultant shall assist the Company with strategic business planning. Consultant will also assist the Company in connection with general business strategy.

3. In order to assist Consultant with his duties, the Company will provide Consultant with such information, as may be required by Consultant. Company will make available to Consultant copies of all material agreements, notice of pending or threatened litigation and notice of all proposed press releases.



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4.   Consultant acknowledges that he/she has not been retained for any of the following activities and/or purposes:

     1. For capital raising or for promotional activities regarding the Company's securities.
     2. To directly or indirectly promote or maintain a market for the Company's securities.
     3. To act as a conduit to distribute S-8 securities to the general public.
     4. To render investor relations services or shareholder communications services to the Company.
     5. To render advise to the Company regarding the arrangement or effecting of mergers involving the Company that have the effect of taking a private company public through a reverse merger.


5. In consideration of the services to be provided, Consultant shall receive a fee equal to one hundred thousand shares of the Company's common stock.

6. The Company will use its best efforts to register these shares pursuant to a registration statement on Form S-8.

7. During the term of this Agreement, each party may have access to trade secrets, know how, formulae, customer and price lists all of which are valuable, special, proprietary and unique assets of each. The parties agree that all knowledge and information which each other shall acquire during the term of this Agreement shall be held in trust and in a fiduciary capacity for the sole benefit of the other party, its successors and assigns, and each agrees not to publish or divulge either during the term of this Agreement or subsequent thereto, knowledge of any technical or confidential information acquired during their term of this Agreement. At the termination of this Agreement, or at any other time either party may request the other party to deliver to the other, without retaining any copies, notes or excerpts thereof, all memoranda, diaries, notes, records, plans, specifications, formulae or other documents relating to, directly or indirectly, to any confidential information made or compiled by, or delivered or made available to or otherwise obtained by the respective parties. However, the foregoing provision shall not prohibit Consultant from engaging in any work at any time following his termination of this Agreement which does not conflict with the terms of this Agreement.

8. Except as otherwise provided herein, any notice or other communication to any party pursuant to or relating to this Agreement and the transactions provided for herein shall be deemed to have been given or delivered when deposited in the United States Mail, registered or certified, and with proper postage and registration or certification fees prepaid, addressed at their principal place of business or to such other address as may be designated by either party in writing.

9.   This Agreement shall be governed by and interpreted pursuant
     to the laws of the state of California.   By entering into this
     Agreement, the parties agree to the jurisdiction of the Nevada courts with the venue in Las Vegas, Nevada. In the event of any breach of this Agreement, the prevailing party shall be entitled to recover all costs including reasonable attorney's fees and those that may be incurred on appeal.

11.  This   Agreement   may  be  executed  in   any   number   of
     counterparts, each of which when so executed and delivered shall be deemed an original, and it shall not be necessary, in making proof of this Agreement to produce or account for more than one counterpart.



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IN WITNESS WHEREOF, the parties have executed this agreement as of the date first written above.

This agreement shall supercede any or all-previous verbal or written agreements.
The undersigned hereby agrees to and acknowledges as follows:


CONSULTANT:                            COMPANY:

Advantage Link, Inc.                   USA-Dealers-Auction.com

By: /s/ Mark Taggat                    By: /s/ Al Tamasebi
   ---------------------                  --------------------------
Mark Taggatz / President               Al Tamasebi / President & CEO



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